Exhibit 5.1

[Venable Letterhead]

August 13, 2019

CIM Commercial Trust Corporation

17950 Preston Road, Suite 600

Dallas, Texas 75252

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to CIM Commercial Trust Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of (a) the following securities of the Company having an aggregate public offering price of up to $1,000,000,000 (collectively, the “Securities”): (i) shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) depositary shares representing interests in shares of Preferred Stock (the “Depositary Shares”); (iv) debt securities of the Company (“Debt Securities”); (v) warrants (“Warrants”) entitling the holders to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities or properties of the Company; (vi) rights (“Rights”) issuable to the Company’s stockholders to purchase shares of Common Stock, shares of Preferred Stock or other securities of the Company; and (vii) units (the “Units”) consisting of any two or more Securities and (b) 7,405,170 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold from time to time by the stockholder of the Company named under the caption “Selling Stockholder” in the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), each covered by the Registration Statement, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                                      The Registration Statement and the related form of prospectus included therein in the form to be filed with the Commission under the 1933 Act;

2.                                      The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.                                      The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.                                      Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”), relating to (a) the registration of the Securities and (b) the registration and issuance of the Selling Stockholder Shares, certified as of the date hereof by an officer of the Company;

5.                                      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                                      A certificate executed by an officer of the Company, dated as of the date hereof; and

7.                                      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and  delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                                      All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                                      Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued as part of Units or upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.                                      Upon the issuance of any Securities that are shares of Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued as part of Units or upon conversion or exercise of any other Securities convertible into or exercisable for Preferred

Securities and any Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

7.                                      Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

8.                                      The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to any Preferred Securities, including Preferred Securities which may be issued as part of Units or upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and any Preferred Securities represented by Depositary Shares, articles supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

9.                                      None of the Securities or the Selling Stockholder Shares have been or will be issued, sold or transferred, as applicable, in violation of the restrictions on transfer and ownership set forth in Article VII of the Charter or any comparable provision in the articles supplementary creating any class or series of Preferred Stock, as applicable.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                                      The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                                      Upon the completion of all Corporate Proceedings relating to the Common Securities, the Common Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.                                      Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the Preferred Securities will be duly authorized for issuance and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4.                                      Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of such Depositary Shares will be duly authorized.

5.                                      Upon the completion of all Corporate Proceedings relating to the Debt Securities, the Debt Securities will be duly authorized for issuance.

6.                                      Upon the completion of all Corporate Proceedings relating to the Warrants, the Warrants will be duly authorized for issuance.

7.                                      Upon the completion of all Corporate Proceedings relating to the Rights, the Rights will be duly authorized for issuance.

8.                                      Upon the completion of all Corporate Proceedings relating to the Units, including all Corporate Proceedings relating to the Securities sold together as Units, the Units will be duly authorized for issuance.

9.                                      The issuance of the Selling Stockholder Shares has been duly authorized and the Selling Stockholder Shares are validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ VENABLE LLP